EXHIBIT 99.1

LITHIA MOTORS ANNOUNCES EARNINGS PER SHARE FROM CONTINUING
 OPERATIONS OF 53 CENTS; UP 4% FROM THE PRIOR YEAR

MEDFORD, OREGON, October 25th, 2007 (4:05 p.m. EDT) – Lithia Motors, Inc. (NYSE: LAD) today announced that third quarter 2007 sales increased 3% to $859.7 million as compared to $834.4 million in the same period last year. New vehicle sales increased 1.4%, used vehicle sales increased 2.4%, finance/insurance sales increased 0.2%, and parts/service sales increased 14.7% .

Third quarter 2007 income from continuing operations was $11.3 million as compared to $10.7 million in the third quarter of 2006. Diluted earnings per share from continuing operations were $0.53 as compared to $0.51 in the third quarter of 2006.

Sid DeBoer, Lithia’s Chairman and CEO, commented, “In spite of the current headwinds we face in today’s retail environment, Lithia has been successful in adapting to these conditions while still pursuing our new business initiatives. We continue to redesign operations to not only weather the current economic situation, but prevail in the sector as an innovator.”

“Third quarter sales were steadied by strong parts and service sales and revenues from acquisitions made in the past 12 months. Third quarter total same-store sales declined 5.6% . We believe that we are still seeing a challenging retail environment for automotive sales in our markets that will continue for the rest of this year and well into 2008. This is related to the ripple effects from the struggling housing market, high gas prices and consumer debt pressures. In response to these challenges, we are successfully reducing employee headcount in the stores. Our advertising expenses are down by almost 12% on a same-store basis. Our vehicle inventory levels are being carefully managed, and we have held our new and used vehicle margins steady,” concluded Sid DeBoer.

For the nine month period ending September 30, 2007, total sales increased 7.6% to $2.5 billion as compared to $2.3 billion in the same period last year. New vehicle sales increased 6.4%, used vehicle sales increased 6.6%, finance/insurance sales increased 5.5%, and parts/service sales increased 18%.

For the first nine months, Lithia’s net income from continuing operations was $29.2 million as compared to $33.6 million in 2006. Diluted earnings per share from continuing operations were $1.38 as compared to $1.58 in the first nine months of 2006.

Jeff DeBoer, Senior Vice President and CFO added, “We have provided fourth quarter EPS guidance and have narrowed the range on our full year 2007 guidance as shown below. For the full year and first quarter of 2008, we have projected the guidance which is also shown below. These projections call for a continuation of difficult economic conditions through 2008, but we expect that our efficiency initiatives and our Assured Selling Program will successfully grow our EPS.”

“Our guidance is based on income from continuing operations and assumes a steady pace of acquisitions, dispositions, and fifteen to twenty cents of development costs associated with L2," concluded Jeff DeBoer.

Earnings per Share From Continuing Operations:

Guidance	Guidance	Guidance	Guidance
Q4 2007	FY 2007	Q1 2008	FY 2008

$0.26 - $0.31	$1.65 - $1.70	$0.25 - $0.30	$1.75 - $1.95

Conference Call Information
Lithia Motors will be providing more detailed information on the results for the third quarter 2007 in its conference call scheduled for today at 2 p.m. PDT and 5 p.m. EDT. The call can be accessed live by calling 973-582-2717; Conference ID #: 9348443. To listen LIVE on our website or for REPLAY: Log-on to www.Lithia.com – Go to Investor Relations – and click on the Conference Call Icon.

About Lithia
Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 30 brands of new and all brands of used vehicles at 109 stores which are located in 46 markets within 15 states. Internet sales are centralized at www.Lithia.com , or through the recently launched www.L2.com . Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 109,648 new and used vehicles and had $3.17 billion in total revenue in 2006.

Forward Looking Statements
This press release includes forward looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors including, without limitation, economic conditions, acquisition risk factors and others set forth from time to time in the company’s filings with the SEC. Specific risks in this press release include the accuracy of the company’s comments and predictions related to the retail sales environment and its ability to successfully adjust to those conditions and achieve the earnings per share projected.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 618-5770 or log-on to: www.lithia.com – go to Investor Relations

LITHIA MOTORS, INC.
(In Thousands except per share data)
	Three Months Ended			%
	September 30,		Increase	Increase

	2007	2006	(Decrease)	(Decrease)

New vehicle sales	$494,882	$488,113	$6,769	1.4%
Used vehicle sales	231,868	226,468	5,400	2.4
Finance and insurance	32,701	32,644	57	0.2
Service, body and parts	97,913	85,360	12,553	14.7
Fleet and other revenues	2,343	1,832	511	27.9

Total revenues	859,707	834,417	25,290	3.0

Cost of sales	715,016	695,657	19,359	2.8

Gross Profit	144,691	138,760	5,931	4.3
SG&A expense	107,387	102,225	5,162	5.0
Depreciation and amortization	5,289	4,204	1,085	25.8

Income from operations	32,015	32,331	(316)	(1.0)

Floorplan interest expense	(8,236)	(12,358)	(4,122)	(33.4)
Other interest expense	(4,900)	(3,482)	1,418	40.7
Other income, net	144	128	16	12.5

Income from continuing operations	19,023	16,619	2,404	14.5
before income taxes

Income tax expense	7,713	5,933	1,780	30.0
Income Tax Rate	40.5%	35.7%

Income from continuing operations	11,310	10,686	624	5.8%

Discontinued Operations:
Loss from operations	(336)	(170)	166	97.6
Gain (Loss) from sale	263	-	263

Net income	$11,237	$10,516	721	6.9%

Diluted net income per share:
Continuing Operations	$0.53	$0.51	$0.02	3.9
Discontinued Operations:
Loss from operations, net of income tax	(0.01)	(0.01)
Gain from sale, net of income tax	0.01	-

Net income per share	$0.53	$0.50	$0.03	6.0

Diluted shares outstanding	22,058	22,128	(70)	(0.3)%

LITHIA MOTORS, INC.
(Continuing Operations)
	Three Months Ended					%
	September 30,			Increase		Increase

	2007	2006		(Decrease)		(Decrease)

Unit Sales:
New Vehicle	16,884	17,860		(976)		(5.5)%
Used - Retail Vehicle	10,928	11,395		(467)		(4.1)
Used - Wholesale	7,364	7,218		146		2.0
Total Units Sold	35,176	36,473		(1,297)		(3.6)

Average Selling Price:
New Vehicle	$29,311	$27,330		$1,981		7.2%
Used - Retail Vehicle	16,867	16,110		$757		4.7
Used - Wholesale	6,457	5,943		$514		8.6

Key Financial Data:
Gross Profit Margin	16.8%	16.6%		20	bps
SG&A as a % of Gross Profit	74.2%	73.7%		50	bps
Operating Margin	3.7%	3.9%		-20	bps
Pre-Tax Margin	2.2%	2.0%		20	bps

Gross Margin/Profit Data
New Vehicle Retail	7.6%	7.6%		0	bps
Used Vehicle Retail	14.9%	14.4%		50	bps
Used Vehicle Wholesale	0.5%	1.1%		-60	bps
Service, Body & Parts	47.3%	48.6%		-130	bps
Finance & Insurance	100.0%	100.0%		0	bps
New Retail Gross Profit/Unit	$2,237	$2,088		$149
Used Retail Gross Profit/Unit	$2,505	$2,325		$180
Used Wholesale Gross Profit/Unit	$33	$66	-$	33
Finance & Insurance/Retail Unit	$1,176	$1,116		$60

Revenue Mix:
New Vehicles	57.6%	58.5%
Used Retail Vehicles	21.4%	22.0%
Used Wholesale Vehicles	5.5%	5.2%
Finance and Insurance, Net	3.8%	3.9%
Service and Parts	11.4%	10.2%
Fleet and other	0.3%	0.2%

New Vehicle Unit Sales Brand Mix:
Chrysler Brands	40.0%	40.3%
General Motors & Saturn	16.9%	17.6%
Toyota	13.1%	12.9%
Honda	6.8%	5.3%
Ford	5.5%	7.8%
Hyundai	4.1%	4.3%
Nissan	3.5%	3.2%
BMW	3.4%	1.6%
Subaru	2.1%	3.2%
Volkswagen, Audi	2.0%	1.8%
Mercedes	1.0%	0.5%
Other	1.6%	1.5%

LITHIA MOTORS, INC.
(Selected Same Store Data)
	Three Months Ended			%
	September 30,		Increase	Increase

	2007	2006	(Decrease)	(Decrease)

Same Store Unit Sales:
New Vehicle	15,801	17,882	(2,081)	(11.6)%
Used - Retail Vehicle	10,093	11,410	(1,317)	(11.5)
Used - Wholesale	6,822	7,226	(404)	(5.6)
Total Units Sold	32,716	36,518	(3,802)	(10.4)

Same Store Average Selling Price:
New Vehicle	$28,899	$27,330	$1,569	5.7%
Used - Retail Vehicle	16,637	16,110	527	3.3
Used - Wholesale	6,396	5,943	453	7.6

Same Store Revenue:
New Vehicle Retail Sales	(6.6)%	(4.8)%
Used Vehicle Retail Sales	(8.6)%	(2.4)%
Used Wholesale Sales	1.6%	12.3%
Total Vehicle Sales (excluding Fleet)	(6.6)%	(3.3)%
Finance & Insurance Sales	(5.9)%	(2.0)%
Service, Body and Parts Sales	3.3%	4.3%
Total Sales (excluding Fleet)	(5.6)%	(2.6)%
Total Gross Profit (excluding Fleet)	(4.4)%	(3.0)%

Same Store Average Gross Profit Data:
New Retail Gross Profit/Unit	$2,198	$2,087	$111
Used Retail Gross Profit/Unit	$2,475	$2,286	$189
Used Wholesale Gross Profit/Unit	$37	$66	$(29)

Same Store Total Sales Geographic Mix:
Texas	23.2%	18.9%
Oregon	15.2%	17.1%
California	11.9%	13.8%
Washington	11.1%	11.2%
Montana	7.2%	6.0%
Alaska	7.1%	7.6%
Colorado	6.7%	6.9%
Idaho	6.4%	7.1%
Nevada	3.9%	5.0%
Nebraska	2.7%	2.5%
South Dakota	2.4%	1.9%
New Mexico	1.3%	1.2%
Wisconsin	0.6%	0.5%

LITHIA MOTORS, INC.
(In Thousands except per share data)
	Nine Months Ended			%
	September 30,		Increase	Increase

	2007	2006	(Decrease)	(Decrease)

New vehicle sales	$1,447,623	$1,360,912	$86,711	6.4%
Used vehicle sales	683,838	641,737	42,101	6.6
Finance and insurance	95,488	90,549	4,939	5.5
Service, body and parts	288,020	244,045	43,975	18.0
Fleet and other revenues	4,339	3,781	558	14.8

Total revenues	2,519,308	2,341,024	178,284	7.6

Cost of sales	2,090,893	1,943,164	147,729	7.6

Gross Profit	428,415	397,860	30,555	7.7
SG&A expense	326,500	296,241	30,259	10.2
Depreciation and amortization	15,149	12,052	3,097	25.7

Income from operations	86,766	89,567	(2,801)	(3.1)

Floorplan interest expense	(24,070)	(25,219)	(1,149)	(4.6)
Other interest expense	(14,567)	(9,817)	4,750	48.4
Other income, net	469	765	(296)	(38.7)

Income from continuing operations	48,598	55,296	(6,698)	(12.1)
before income taxes

Income tax expense	19,411	21,670	(2,259)	(10.4)
Income Tax Rate	39.9%	39.2%

Income from continuing operations	29,187	33,626	(4,439)	(13.2)%

Discontinued Operations:
Loss from operations, net of income tax	(714)	(1,851)	(1,137)	(61.4)
Loss from sale, net of income tax	(2,218)	-	2,218

Net income	$26,255	$31,775	(5,520)	(17.4)%

Diluted net income per share:
Continuing Operations	$1.38	$1.58	$(0.20)	(12.7)%
Discontinued Operations:
Loss from operations	(0.03)	(0.08)
Gain (Loss) from sale	(0.10)	-

Net income per share	$1.25	$1.50	$(0.25)	(16.7)

Diluted shares outstanding	22,102	22,120	(18)	(0.1)%

LITHIA MOTORS, INC.
(Continuing Operations)
	Nine Months Ended					%
	September 30,			Increase		Increase

	2007	2006		(Decrease)		(Decrease)

Unit Sales:
New Vehicle	50,049	49,658		391		0.8%
Used - Retail Vehicle	33,375	32,939		436		1.3
Used - Wholesale	20,051	18,392		1,659		9.0
Total Units Sold	103,475	100,989		2,486		2.5

Average Selling Price:
New Vehicle	$28,924	$27,406		$1,518		5.5%
Used - Retail Vehicle	16,591	16,102		$489		3.0
Used - Wholesale	6,490	6,054		$436		7.2

Key Financial Data:
Gross Profit Margin	17.0%	17.0%		0	bps
SG&A as a % of Gross Profit	76.2%	74.5%		170	bps
Operating Margin	3.4%	3.8%		-40	bps
Pre-Tax Margin	1.9%	2.4%		-50	bps

Gross Margin/Profit Data
New Vehicle Retail	7.5%	7.6%		-10	bps
Used Vehicle Retail	15.0%	15.2%		-20	bps
Used Vehicle Wholesale	2.3%	2.9%		-60	bps
Service, Body & Parts	47.6%	48.6%		-100	bps
Finance & Insurance	100.0%	100.0%		0	bps
New Retail Gross Profit/Unit	$2,174	$2,087		$87
Used Retail Gross Profit/Unit	$2,481	$2,451		$30
Used Wholesale Gross Profit/Unit	$151	$174	-$	23
Finance & Insurance/Retail Unit	$1,145	$1,096		$49

Revenue Mix:
New Vehicles	57.5%	58.1%
Used Retail Vehicles	22.0%	22.7%
Used Wholesale Vehicles	5.1%	4.7%
Finance and Insurance, Net	3.8%	3.9%
Service and Parts	11.4%	10.4%
Fleet and other	0.2%	0.2%

New Vehicle Unit Sales Brand Mix:
Chrysler Brands	40.0%	40.8%
General Motors & Saturn	16.4%	16.8%
Toyota	13.4%	12.6%
Honda	6.5%	5.4%
Ford	5.9%	7.6%
Hyundai	3.8%	4.4%
BMW	3.7%	2.1%
Nissan	3.5%	3.5%
Subaru	2.1%	3.0%
Volkswagen, Audi	2.0%	1.7%
Mercedes	1.1%	0.6%
Other	1.5%	1.5%

LITHIA MOTORS, INC.
(Selected Same Store Data)
	Nine Months Ended			%
	September 30,		Increase	Increase

	2007	2006	(Decrease)	(Decrease)

Same Store Unit Sales:
New Vehicle	45,631	49,558	(3,927)	(7.9)%
Used - Retail Vehicle	30,476	32,923	(2,447)	(7.4)
Used - Wholesale	18,310	18,399	(89)	(0.5)
Total Units Sold	94,417	100,880	(6,463)	(6.4)

Same Store Average Selling Price:
New Vehicle	$28,477	$27,403	$1,074	3.9%
Used - Retail Vehicle	16,377	16,102	275	1.7
Used - Wholesale	6,479	6,052	427	7.0

Same Store Revenue:
New Vehicle Retail Sales	(4.3)%	4.4%
Used Vehicle Retail Sales	(5.8)%	3.3%
Used Wholesale Sales	6.5%	8.3%
Total Vehicle Sales (excluding Fleet)	(4.1)%	4.3%
Finance & Insurance Sales	(1.7)%	5.9%
Service, Body and Parts Sales	4.5%	5.8%
Total Sales (excluding Fleet)	(3.1)%	4.5%
Total Gross Profit (excluding Fleet)	(2.9)%	3.1%

Same Store Average Gross Profit Data:
New Retail Gross Profit/Unit	$2,140	$2,087	$53
Used Retail Gross Profit/Unit	$2,439	$2,417	$22
Used Wholesale Gross Profit/Unit	$147	$181	$(34)

Same Store Total Sales Geographic Mix:
Texas	21.8%	18.4%
Oregon	16.1%	17.7%
California	12.0%	13.6%
Washington	11.6%	11.4%
Montana	6.9%	6.1%
Alaska	7.2%	7.4%
Colorado	7.0%	7.3%
Idaho	6.2%	6.6%
Nevada	4.4%	5.1%
Nebraska	2.9%	3.0%
South Dakota	2.4%	2.1%
New Mexico	1.3%	1.1%
Wisconsin	0.2%	0.2%

Balance Sheet Highlights (Dollars in Thousands)

	September 31, 2007	December 31, 2006

Cash & Cash Equivalents	$15,749	$26,600
Trade Receivables*	112,508	118,528
Inventory	559,267	603,306
Assets held for sale	23,825	15,485
Other Current Assets	16,644	15,721

Total Current Assets	727,993	779,640

Real Estate, net	348,413	327,890
Equipment & Leases, net	96,709	89,213
Goodwill, net	311,467	307,424
Other Assets	76,946	75,190

Total Assets	$1,561,528	$1,579,357

Flooring Notes Payable	$437,607	$499,679
Liabilities held for sale	18,373	11,610
Other Current Liabilities	115,391	118,650

Total Current Liabilities	571,371	629,939

Used Vehicle Flooring	109,160	95,614
Real Estate Debt	171,789	155,890
Other Long-Term Debt	120,022	140,879
Other Liabilities	74,177	63,642

Total Liabilities	$1,046,519	$1,085,964

Shareholders' Equity	515,009	493,393

Total Liabilities & Shareholders'
Equity	$1,561,528	$1,579,357

*Note: Includes contracts-in-transit of $48,593 and $56,211 for 2007 and 2006

Other Balance Sheet Data (Dollars in Thousands)

Current Ratio	1.3	x	1.2	x
LT Debt/Total Cap.
(Excludes Real Estate)		31%	32%
Working Capital	$156,622		$149,701
Book Value per Basic Share	26.40		25.32